Dated 3 March 2020
YANDEX N.V. and BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED TRUST DEED constituting U.S.$1,250,000,000 0.75 per cent. Convertible Notes due 2025

Ref: L-296288

Linklaters LLP

Table of Contents

ContentsPage

1...........................................................................................................................Interpretation4

2.................Amount of the Original Notes and Covenant to pay9

3.......................................................................................Form of the Original Notes10

4.................................................................................................Stamp Duties and Taxes11

5...........................................................................................................................Further Issues11

6.............................Application of Moneys received by the Trustee12

7.........................................................................................................Covenant to Comply13

8...................................................................................................................................Conversion13

9...................................................................Covenants relating to Conversion14

10.....................................................................................................................................Covenants14

11...................Remuneration and Indemnification of the Trustee17

12Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 200019

13.....................................................................................................................Trustee Liability27

14.........................................Enforcement, Waiver and Proof of Default27

15.............Trustee not precluded from entering into Contracts28

16.............................................................................Modification and Substitution28

17.....Appointment, Retirement and Removal of the Trustee30

18.........................................................................................................Currency Indemnity31

19...................................................................................................................Communications32

20.Purchase or Redemption by the Issuer of Class A Shares34

21...........................................................................Governing Law and Arbitration34

22.............................................................................................................................Counterparts35

23.........................................Contracts (Rights of Third Parties) Act 199936

24.............................................................................................................Power of Attorney36

This Trust Deed is made on 3 March 2020 between:

(1)

YANDEX N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, with its corporate seat (statutaire zetel) in Schiphol, The Netherlands, its registered office at Schiphol Boulevard 165, 1118 BG Schiphol, The Netherlands, and registered with the Dutch trade register under number 27265167 (the “Issuer”); and

(2)

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED whose registered office is at One Canada Square, London E14 5AL, United Kingdom (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)

The Issuer, incorporated with limited liability in the Netherlands, has authorised (i) the issue of U.S.$1,250,000,000 in principal amount of Notes to be known as its 0.75 per cent. Convertible Notes due 2025 to be constituted by this Trust Deed and (ii) the issue of Class A Shares and/or payment of the Cash Conversion Amount and/or the Alternative Settlement Cash Amount that may be issued on conversion of the Notes.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1	Interpretation
1.1	Definitions: The following expressions shall have the following meanings:

“Agency Agreement” means, in relation to the Original Notes, the Paying, Transfer and Conversion Agency Agreement dated on or about the date hereof, as altered from time to time, between the Issuer, the Trustee, the Principal Paying, Transfer and Conversion Agent and the Registrar whereby the initial Principal Paying, Transfer and Conversion Agent and the Registrar were appointed in relation to the Original Notes and includes any other agreements approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed) appointing Successor Agents or amending or modifying any of such agreements;

“Agents” means, in relation to the Original Notes, the Principal Paying, Transfer and Conversion Agent and the Registrar and any other agent appointed pursuant to the Agency Agreement (and “Agent” means any one of them) and, in relation to any Further Notes, means any agent or registrar appointed in relation to them;

“Alternative Settlement Cash Amount” has the meaning specified in Condition 3;

"Applicable Law" means any law or regulation including, but not limited to: (a) any domestic or foreign statute or regulation; (b) any rule or practice of any Authority with which the Agents are bound or accustomed to comply; and (c) any agreement entered into by the Trustee and any Authority or between any two or more Authorities applicable to the Trustee in the context of this Deed;

“Appointee” has the meaning specified in Clause 12.21;

"Authority" means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction;

“Business Day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in the relevant place;

“Cash Conversion Amount” has the meaning specified in Condition 6(a);

“Certification Date” has the meaning specified in Clause 10.5;

“Clearstream, Luxembourg” means Clearstream Banking S.A.;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Conditions” means, in relation to the Original Notes, the terms and conditions set out in Schedule 1 and, with respect to any Further Notes, the terms and conditions set out in a schedule to the supplemental trust deed constituting such Further Notes as any of the same may from time to time be modified in accordance with the provisions thereof and/or of this Trust Deed and with respect to any Notes represented by a Global Note, as modified by the provisions of such Global Note, and references in this Trust Deed to a particular numbered Condition shall, in relation to the Original Notes, be construed accordingly and shall, in relation to any Further Notes, be construed as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular Condition of the Original Notes;

“Contractual Currency” has the meaning specified in Clause 18.1;

“Conversion Date” has the meaning specified in Condition 6(g);

“Conversion Price” has the meaning specified in Condition 6(a)(ii);

“Conversion Right” has the meaning specified in Condition 6(a)(ii);

“Definitive Registered Notes” means the Original Definitive Registered Notes and/or as the context may require any other definitive registered notes representing Further Notes or any of them;

“Euroclear” means Euroclear Bank SA/NV;

“Event of Default” means any of the events listed in Condition 10 certified by the Trustee as materially prejudicial to the interests of the Noteholders, as applicable;

“Extraordinary Resolution” has the meaning set out in Schedule 4;

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto;

“Further Notes” means any further Notes issued in accordance with the provisions of Clause 5 and the Conditions and constituted by a deed supplemental to this Trust Deed;

“FSMA” means the Financial Services and Markets Act 2000;

“Global Note” means the Original Global Note and/or as the context may require any other global Note representing Further Notes or any of them except that in Schedule 3 Global Note means the Original Global Note;

a “holding company” of a company or a corporation means any company or corporation of which the first mentioned company or corporation is a subsidiary;

“Material Subsidiary” has the meaning specified in Condition 3;

“Noteholder” and “holder” mean, in relation to a Note, the person in whose name the Note is registered in the Register;

“Notes” means the Original Notes and/or, as the context may require, any Further Notes except that in Schedules 2 and 3 “Notes” means the Original Notes;

“Class A Shares” means the fully-paid Class A ordinary shares in the capital of the Issuer currently with, on the Closing Date, a nominal value of €0.01 each;

“Original Notes” means the Notes in or substantially in the form set out in Schedule 2 comprising the U.S.$1,250,000,000 0.75 per cent. Convertible Notes due 2025 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Notes issued pursuant to the Conditions and (except for the purposes of Clauses 3.1 and 3.2) the Global Note;

“Original Noteholders” means, in relation to an Original Note, the person in whose name the Original Note is registered in the Register;

“Original Definitive Registered Notes” means those Original Notes for the time being represented by definitive certificates in the form or substantially in the form set out in Schedule 2 and in accordance with Condition 1(a);

“Original Global Note” means the global Note in registered form which will evidence the Original Notes, substantially in the form set out in Schedule 3, and evidencing the registration of the person named therein in the Register;

“outstanding” means, in relation to the Notes, all the Notes issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which Conversion Rights have been exercised and all the obligations of the Issuer to deliver Class A Shares and/or cash have been performed in relation thereto, (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable under the Conditions after such date) have been duly paid to the relevant Noteholder or on its behalf or to the Trustee or to the Principal Paying, Transfer and Conversion Agent as provided in Clause 2 and remain available for payment against surrender of Notes (if so required), as the case may be, (d) those which have become void or those in respect of which claims have become prescribed, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes (if so required), (f) those which have been purchased and cancelled as provided in the Conditions and (g) the Global Note to the extent that it shall have been exchanged for interests in another Global Note and any Global Note to the extent that it shall have been exchanged for Definitive Registered Notes pursuant to its provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Noteholders or to participate in any Written Resolution or Electronic Consent, (ii) the determination of how many Notes are outstanding for the purposes of Conditions 10, 11, 14 and 15 and Schedule 4, and (iii) the exercise of any discretion, power or authority contained in this Trust Deed or provided by law, which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders, those Notes (if any) which are beneficially held by or on behalf of the Issuer or any of its Subsidiaries and not cancelled shall be deemed not to remain outstanding;

“Potential Event of Default” means an event or circumstance which could, with the giving of notice, lapse of time, issue of a certificate and/or the fulfilment of any other requirement provided for in Condition 10, become an Event of Default;

“Principal Paying, Transfer and Conversion Agent” means, in relation to the Original Notes, The Bank of New York Mellon, London Branch at its specified office, in its capacity as Principal Paying, Transfer and Conversion Agent (in respect of the Original Notes) and, in relation to any Further Notes, the Principal Paying, Transfer and Conversion Agent appointed in respect of such Further Notes and, in each case, any Successor Principal Paying, Transfer and Conversion Agent;

“Proceedings” has the meaning specified in Clause 21.2;

“Register” has the meaning specified in Condition 4(a);

“Registrar” means The Bank of New York Mellon SA/NV, Luxembourg Branch at its specified office, in its capacity as Registrar and any Successor Registrar;

“Securities” means any securities including, without limitation, Class A Shares and any other shares in the capital of the Issuer and options, warrants or other rights to subscribe for or purchase or acquire Class A Shares or any other shares in the capital of the Issuer;

“specified office” means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Noteholders pursuant to Clause 10.10;

“Subsidiary” has the meaning specified in Condition 3;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the prior written approval of, and on terms approved in writing by, the Trustee (such approval not to be unreasonably withheld or delayed) and notice of whose appointment is given to Noteholders pursuant to Clause 10.10;

“Tax” means all present or future taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities of whatever nature imposed, levied, collated, withheld or assessed by or on behalf of any Authority having power to tax;

“this Trust Deed” means this Trust Deed, the Schedules (as from time to time amended, modified and/or supplemented in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“Transaction Documents” means the Agency Agreement and this Trust Deed;

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a Trustee pursuant to applicable foreign legislation relating to trustees; and

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000.

1.2	Construction of Certain References:

References to:

1.2.1	Liabilities, costs, charges, remuneration or expenses shall include any applicable value added tax, turnover tax or similar tax (“VAT”) charged in respect thereof;
1.2.2	“US dollars” and “U.S.$” shall be construed as references to the lawful currency for the time being of the United States of America;
1.2.3

any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto;

1.2.4

any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.5

“such approval not to be unreasonably withheld or delayed” or like references shall mean, when used in this Trust Deed, the Agency Agreement or the Conditions, in relation to the Trustee that, in determining whether to give consent or approval, the Trustee shall have due regard to the interests of Noteholders and any determination as to whether or not its consent or approval is unreasonably withheld or delayed shall be made on that basis; and

1.2.6

references in this Trust Deed to “reasonable” or “reasonably” and similar expressions relating to the Trustee and any exercise of power, opinion, determination or other similar matter shall be construed as meaning reasonable or reasonably (as the case may be) having due regard to, and taking into account the interests of, the Noteholders.

1.3

Conditions: Words and expressions defined in the Conditions and not defined in the main body of this Trust Deed shall when used in this Trust Deed (including the recitals) have the same meanings as are given to them in the Conditions.

1.4	Headings: Headings shall be ignored in construing this Trust Deed.
1.5	Schedules: The Schedules are part of this Trust Deed and shall have effect accordingly.
1.6	Modification etc. of Statutes: References to a statutory provision include that provision as from time to time modified or re-enacted whether before or after the date of this Trust Deed.
2	Amount of the Original Notes and Covenant to pay
2.1	Amount of the Original Notes: The aggregate principal amount of the Original Notes is limited to U.S.$1,250,000,000.
2.2

Covenant to pay: The Issuer will, on any date when any Original Notes become due to be redeemed, in accordance with this Trust Deed or the Conditions, unconditionally pay (or procure to be paid) to or to the order of the Trustee in US dollars in same day funds the principal amount of the Original Notes becoming due for redemption on that date and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay or procure to be paid to or to the order of the Trustee interest on the principal amount of the Original Notes outstanding as set out in the Conditions provided that (1) subject to the provisions of Clause 2.4, payment of any sum due in respect of the Original Notes made to or to the account of the Principal Paying, Transfer and Conversion Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Original Noteholders under the Conditions and (2) a payment made after the due date or pursuant to Condition 10 will be deemed to have been made when the full amount due has been received by the Trustee or the Principal Paying, Transfer and Conversion Agent and notice to that effect has been given to the Original Noteholders (if required under Clause 10.8) except to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions. The Trustee will hold the benefit of this covenant on trust for the Original Noteholders.

2.3

Discharge: Subject to Clause 2.4, any payment to be made in respect of the Notes by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred and is continuing the Trustee may:
2.4.1	by notice in writing to the Issuer and the Agents, require the Agents (or any of them), until notified by the Trustee to the contrary, so far as permitted by any applicable law:
(i)	to act thereafter as Agents of the Trustee under this Trust Deed and the Notes on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of this Trust Deed) and thereafter to hold all Notes and/or Class A Shares received on conversion or settlement of the Notes or the Cash Conversion Amount or the Alternative Settlement Cash Amount, as the case may be, and all moneys, documents and records held by them in respect of Notes and/or Class A Shares to the order of the Trustee; or

(ii)

to deliver all Notes and/or Class A Shares received on conversion or settlement of the Notes or the Cash Conversion Amount or the Alternative Settlement Cash Amount, as the case may be, and all moneys, documents and records held by them in respect of the Notes and/or Class A Shares to the Trustee or as the Trustee directs in such notice provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

2.4.2

by notice in writing to the Issuer require the Issuer to make all subsequent payments in respect of the Notes to, or to the order of, the Trustee and not to the Principal Paying, Transfer and Conversion Agent with effect from the issue of any such notice to the Issuer; and from then until such notice is withdrawn, proviso (1) to Clause 2.2 shall cease to have effect.

3	Form of the Original Notes
3.1

The Original Global Note: The Original Notes will be represented by the Original Global Note initially in the principal amount of U.S.$1,250,000,000 and the Issuer shall procure that appropriate entries be made in the Register of Noteholders by the Registrar to reflect the issue of such Original Notes. The Original Global Note will be delivered to and registered in the nominee name of a common depositary for Euroclear and Clearstream, Luxembourg. The Original Global Note will be exchangeable for Original Definitive Registered Notes as set out in the Original Global Note.

3.2

The Original Definitive Registered Notes: The Original Definitive Registered Notes may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements. The Original Definitive Registered Notes and Original Global Note will be in or substantially in the respective forms set out in Schedules 2 and 3. Original Definitive Registered Notes will be endorsed with the Conditions.

3.3

Signature: The Original Global Note and any Original Definitive Registered Note (if issued) will be signed manually or in facsimile by a director of the Issuer and will be authenticated by or on behalf of the Registrar. The Issuer may use the manual or facsimile signature of any person who is at the date of this Trust Deed a director of the Issuer even if at the time of issue of any Original Notes he no longer holds such office. Original Notes (including the Original Global Note) so executed and authenticated will be valid and binding obligations of the Issuer.

4	Stamp Duties and Taxes
4.1	Stamp Duties:
4.1.1

The Issuer will pay any capital, stamp, issue, registration and transfer taxes and duties (excluding, for the avoidance of doubt, capital gains tax or similar taxes on gains or profits) payable (i) in Belgium, Luxembourg, the Netherlands, the United States or the United Kingdom on or in respect of the creation, issue and initial offering of the Notes and the execution or delivery of this Trust Deed and (ii) in the Netherlands, the United States upon the issue or transfer and delivery of the Class A Shares on conversion of the Notes, other than those taxes or duties expressed to be payable by Noteholders directly to the relevant authorities pursuant to Condition 6(g).

4.1.2

The Issuer will also indemnify the Trustee and the Noteholders from and against all capital, stamp, issue, documentary registration and transfer taxes and duties (excluding, for the avoidance of doubt, capital gains tax or similar taxes on gains or profits) paid by any of them in any jurisdiction in relation to which the liability to pay arises directly as a result of any action taken by or on behalf of the Trustee or, as the case may be and where entitled under Condition 15 to do so, the Noteholders to enforce the obligations of the Issuer under this Trust Deed or the Notes.

4.2

Change of Taxing Jurisdiction: If the Issuer becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to the Netherlands or the United States then the Issuer will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the Netherlands and the United States of references to that other territory or authority or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject (provided that such undertaking shall be subject to such exceptions as reflect exceptions under the law of the relevant taxing jurisdiction and as are similar in scope and effect to those exceptions set out in Condition 9) and in such event this Trust Deed and the Notes will be read accordingly.

5	Further Issues
5.1

Liberty to Create: The Issuer may, from time to time without the consent of the Noteholders, create and issue Further Notes, either having the same terms and conditions in all respects (or in all respects except for the amount and due date for the first payment of interest thereon and the first date on which conversion rights may be exercised) as the Original Notes so that the same shall be consolidated and form a single series with the Original Notes, or (in any case) upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may at the time of issue thereof determine.

5.2	Means of Constitution: Any Further Notes created and issued pursuant to the provisions of Clause 5.1 so as to form a single series with the Original Notes and/or the Further Notes of any series shall be constituted by a deed supplemental to this Trust Deed and any other Further Notes of any series created and issued pursuant to the provisions of Clause 5.1 may be so constituted. The Issuer shall, prior to the issue of any Further Notes to be so constituted, execute and deliver to the Trustee a deed supplemental to this Trust Deed and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to such Further Notes and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

5.3	Noting of Supplemental Deeds: A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on the duplicate(s) of this Trust Deed.
5.4

Notice of Further Issues: Whenever it is proposed to create and issue any Further Notes, the Issuer shall give to the Trustee not less than 14 days’ notice in writing of its intention to do so, stating the principal amount of Further Notes proposed to be created or issued.

6	Application of Moneys received by the Trustee
6.1

Declaration of Trust: All moneys received by the Trustee in respect of the Original Notes and any Further Notes forming a single series with the Original Notes or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Issuer, be held by the Trustee upon trust to apply them (subject to Clause 6.2):

6.1.1

first, in payment of all fees, costs, charges, expenses and liabilities properly incurred by, or payable to, the Trustee (including remuneration and any indemnity amounts payable to it) and/or any Appointee in carrying out its or their functions under this Trust Deed;

6.1.2

secondly, in payment of any and all liabilities and charges and the properly incurred fees, costs and expenses incurred by or payable to the Agents and the Calculation Agent (including remuneration and other amounts payable to them) in carrying out their functions under the Agency Agreement and the Calculation Agency Agreement, respectively;

6.1.3	thirdly, in payment of any amounts owing in respect of the Original Notes and any Further Notes forming a single series with the Original Notes pari passu and rateably; and
6.1.4	fourthly, in payment of the balance (if any) to the Issuer for itself.

If the Trustee holds any moneys in respect of Original Notes and any Further Notes forming a single series with the Original Notes which have become void or in respect of which claims have become prescribed under the Conditions, the Trustee will hold them upon these trusts.

6.2

Accumulation: If the amount of the moneys at any time available for payment in respect of the Notes under Clause 6.1 is less than 10 per cent. of the principal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under the control of the Trustee and available for such payment, amount to at least 10 per cent. of the principal amount of the Notes then outstanding whereupon such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 6.1.

6.3

Investment: Moneys held by the Trustee may be invested in the name, or under the control, of the Trustee in any investments or other assets anywhere, for the time being authorised by English law for the investment by trustees of trust monies, whether or not they produce income, or placed on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding company or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets for or into other such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible to any person whatsoever for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise.

7	Covenant to Comply

The Issuer hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on each of the Issuer and the Noteholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes. The provisions contained in Schedule 1 shall have effect in the same manner as if herein set forth. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders according to its and their respective interests.

8	Conversion
8.1

Conversion Rights: The holder of each Note will have the right to convert such Note into Net Shares and the relevant Cash Conversion Amount at any time during the conversion period, as provided in Condition 6(a), subject to the right of the Issuer to make an Alternative Settlement Election and otherwise as provided in the Conditions.

8.2

Discharge of Conversion obligations: The issue or transfer and delivery of Net Shares and the payment of the Cash Conversion Amount (or, where an Alternative Settlement Election is made, the issue or transfer and delivery and/or payment of Class A Shares and the relevant Alternative Settlement Cash Amount as provided in the Conditions) following an exercise of Conversion Rights with respect to a Note and the performance by the Issuer of its obligations in respect of such exercise (including payment of any other amounts as provided in the Conditions) shall satisfy and constitute a discharge of the Issuer’s obligations in respect of such Note.

9	Covenants relating to Conversion
9.1

Covenants of the Issuer: The Issuer hereby undertakes to and covenants with the Trustee that so long as any Conversion Right remains exercisable, it will, save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Noteholders to give such approval, observe and perform all its obligations under the Conditions and this Trust Deed with respect to Conversion Rights and in addition it will:

9.1.1

Notice: As soon as practicable after the announcement of the terms of any event giving rise to an adjustment of the Conversion Price, give notice to the Noteholders in accordance with Condition 17 advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their Conversion Rights pending such date; and

9.1.2

Executive Director’s Certificate: Upon the happening of an event as a result of which the Conversion Price will be adjusted, as soon as reasonably practicable deliver to the Trustee a certificate signed by an executive director of the Issuer on behalf of the Issuer (which the Trustee shall be entitled to accept and rely on without further enquiry or liability to any person in respect thereof as sufficient evidence of the correctness of the matters referred to therein) setting forth brief particulars of the event, and the adjusted Conversion Price and the date on which such adjustment takes effect and in any case setting forth such other particulars and information as the Trustee may reasonably require.

10	Covenants

So long as any Note is outstanding, the Issuer covenants with the Trustee that it will:

10.1

Books of Account: keep, and procure that each Material Subsidiary keeps, proper books of account and, so far as permitted by applicable law, allow, and procure that each Material Subsidiary will allow, the Trustee and anyone appointed by the Trustee to whom the Issuer and/or the relevant Material Subsidiary has no reasonable objection, access to the books of account of the Issuer and/or the relevant Material Subsidiary, respectively, at all reasonable times during normal business hours subject to Clause 12.11;

10.2

Notice of Events of Default, etc.: notify the Trustee in writing; (a) immediately upon becoming aware of the occurrence of any Event of Default or Potential Event of Default or (b) in accordance with Condition 6(l), Fundamental Change Event, or, in accordance with Condition 6(m), Delisting Event, or in accordance with Condition 6(n), consolidation, amalgamation or merger, in each case, without waiting for the Trustee to take any further action;

10.3	Information: so far as permitted by applicable law, give or procure to be given to the Trustee such information and evidence as is necessary for the performance of its functions;

10.4	Financial Statements, etc.: send to the Trustee:
10.4.1

as soon as they become available, and in any event within such period as the annual financial statements are required to be provided to shareholders under the laws of the Netherlands, one copy of every balance sheet and profit and loss account;

10.4.2

within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); and

10.4.3

as soon as reasonably practicable after the issue thereof, any report or other notice, statement or circular issued, or that legally or contractually should be issued, to the members (or creditors holding listed securities (or any class of them)) of the Issuer in their capacity as such;

10.5

Certificate of an Executive Director:  send to the Trustee within 120 days after the end of each financial year of the Issuer (beginning with the financial year ending on December 31, 2020) and also within 14 days after any request by the Trustee a certificate of the Issuer in the form or substantially in the form set out in Schedule 5 signed by an executive director of the Issuer to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of such executive director as at a date (the “Certification Date”) being not more than seven days before the date of the certificate, no Event of Default or Potential Event of Default, breach of this Trust Deed, Fundamental Change Event, Delisting Event or consolidation, amalgamation or merger had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it;

10.6

Notices to Noteholders: send to the Trustee, at least four New York Business Days before the date of publication, a copy of the form of each notice to Noteholders (save for any notice given pursuant to Condition 6(f)) and, upon publication, one copy of each notice so published, such notice to be in a form approved, such approval not to be unreasonably withheld or delayed, in writing by the Trustee, (such approval, unless so expressed, not to constitute approval for the purpose of Section 21 of FSMA of any such notice which is a communication within the meaning of Section 21 of the FSMA). For the avoidance of doubt, a copy of any notice given pursuant to Condition 6(f) shall be provided to the Trustee in accordance with the Conditions;

10.7	Further Acts: so far as permitted by applicable law, do all such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed;
10.8

Notice of late payment: forthwith upon request by the Trustee, give notice to the Noteholders of any unconditional payment to the Principal Paying, Transfer and Conversion Agent or the Trustee of any sum due in respect of the Notes made after the due date for such payment;

10.9	Listing and Trading: use its best endeavours to obtain the admission of the Original Notes to trading on an internationally recognised, regularly operating, regulated or non-regulated stock exchange within 90 days following the Closing Date. Thereafter, and in respect of any Further Notes, the Issuer will use all reasonable endeavours to maintain such listing and admission to trading. If, however, the Issuer determines in good faith that it can no longer comply with its requirements for such listing, having used such endeavours, or if the maintenance of such listing or admission to trading is unduly onerous, the Issuer will instead use all reasonable endeavours to obtain and maintain a listing on such other stock exchange or admission to trading on such other securities market of the Notes as the Issuer may with the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed) decide, and shall also upon obtaining a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets as aforesaid, comply with the requirements of any such stock exchange or securities market;

10.10

Change in Agents: give not less than 30 days’ prior notice to the Trustee and the Noteholders in accordance with Condition 17 of any future appointment or any resignation or removal of any Agent or of any change by any Agent of its specified office or, if later, notice as soon as reasonably practicable after becoming aware thereof and not make any such appointment or removal without the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed);

10.11

Notes held by Issuer, etc.: send to the Trustee, as soon as reasonably practicable after being so requested by the Trustee, a certificate of the Issuer signed by an executive director of the Issuer setting out the total number of Notes which, at the date of such certificate, were held by or on behalf of the Issuer or its Subsidiaries and which had not been cancelled;

10.12	Early Redemption: give prior notice to the Trustee and the Noteholders of any proposed redemption pursuant to Condition 7(b) or 7(c) in accordance therewith;
10.13	Material Subsidiaries: give to the Trustee the following:
10.13.1

at the same time as sending the certificate referred to in Clause 10.5 above and, in any event, not later than 120 days after the end of the relevant financial year a certificate signed by an executive director of the Issuer as to which subsidiary undertakings of the Issuer were as at the last day of the last financial year Material Subsidiaries;

10.13.2

within 14 days of a request by the Trustee a certificate signed by an executive director of the Issuer as to which subsidiaries of the Issuer were as at the date specified in such request Material Subsidiaries; and

10.13.3

give to the Trustee, as soon as reasonably practicable, after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary which thereby becomes a Material Subsidiary, a certificate to such effect signed by an executive director of the Issuer, and any certificate delivered to the Trustee under clauses 10.13.1 to 10.13.3 above shall, in the absence of manifest error be conclusive and binding on the Issuer, the Trustee and the Noteholders and the Trustee shall be entitled to act and rely on such certificate, without further enquiry and without liability to any person;

10.14

Authorised Signatories: upon the execution of this Trust Deed and thereafter promptly upon request by the Trustee, deliver to the Trustee (with a copy to the Principal Paying, Transfer and Conversion Agent) a list of the authorised signatories of the Issuer, together with specimen signatures of the same; and

10.15

Register: deliver or procure the delivery to the Trustee of an up-to-date copy of the Register in respect of the Notes, certified as being a true, accurate and complete copy, as soon as practicable following the date hereof and at such other times as the Trustee may reasonably require.

11	Remuneration and Indemnification of the Trustee
11.1

Normal Remuneration: So long as any Note is outstanding, the Issuer will pay to the Trustee by way of remuneration for its services as Trustee such sum as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable in advance, annually as may be agreed between the Issuer and the Trustee. However, if any payment to a Noteholder of the moneys due in respect of any Note is improperly withheld or refused upon due surrender (if so required) of such Note, such remuneration will again accrue as from the date of such surrender (if so required) until payment to such Noteholder is duly made.

11.2

Extra Remuneration: At any time after the occurrence of an Event of Default or Potential Event of Default, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee (a) finds it expedient or necessary in the interests of Noteholders or (b) is requested by the Issuer to undertake duties which the Trustee agrees to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, then the Issuer will pay such additional remuneration to the Trustee as may be agreed between them (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time). For the avoidance of doubt any duties in connection with the granting of consents or waivers, concurring in modifications, substitution of the Issuer or enforcement, prior to or during the period post enforcement shall be deemed to be of an exceptional nature.

11.3

Remuneration in absence of agreement: Failing agreement as to any of the matters in Clause 11.2 (or as to such sums referred to in Clause 11.1), a financial institution or any other person (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, shall determine the matters in Clause 11.2 (or such sums referred to in Clause 11.1) (as applicable), the expenses involved in such selection and approval and the fee of the relevant financial institution or other person (acting as an expert) being borne by the Issuer. The determination of the relevant financial institution or other person (acting as an expert) will, be conclusive and binding on the Issuer, the Trustee and the Noteholders.

11.4	Expenses: The Issuer will also on demand by the Trustee pay or discharge all Liabilities (defined below) properly incurred by the Trustee and, if applicable, any

Appointee in relation to the preparation and execution of this Trust Deed and the carrying out and/or performance of its functions under this Trust Deed including, but not limited to, properly incurred and documented legal and travelling expenses paid or payable by the Trustee in connection with any action reasonably taken or contemplated by or on behalf of the Trustee or any Appointee for enforcing any obligation under this Trust Deed or the Notes or any other Transaction Document or resolving any doubt concerning, or for any other purpose in relation to, any of the Transaction Documents. “Liabilities” means any loss, liability, damage, charge, cost, fee, claim, action, demand, expense, judgment, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any irrecoverable value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis.

11.5	Payment of Expenses: All such Liabilities properly incurred and payments made by the Trustee will be payable or reimbursable by the Issuer on demand by the Trustee and:
11.5.1

in the case of payments made by the Trustee prior to such demand, will carry interest from the date on which the demand is made at the rate equal to the Trustee’s cost of funds on the date on which such payments were made by the Trustee; and

11.5.2	in all other cases, will carry interest at such rate from the date specified as the payment date in such demand.
11.6

Indemnity: Without prejudice to the right of indemnity by law given to trustees, the Issuer will on demand indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities properly incurred by the Trustee and every Appointee in relation to the preparation and execution or purported execution of any of its or his trusts, powers, authorities and discretions and the performance of its or his duties under, and in any other manner in relation to, this Trust Deed or the Notes or any other Transaction Documents (including but not limited to all Liabilities incurred in disputing or defending any of the foregoing). The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 11.6.

11.7

Provisions Continuing: The provisions of Clauses 11.4, 11.5 and 11.6 will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee and not withstanding any termination or discharge of this Trust Deed.

11.8

Monies Payable: All monies paid to the Trustee by the Issuer under Clauses 4.1.2, 11 and 18.3 of this Trust Deed shall be made without set-off, counterclaim, deduction or withholding for or on account of Tax except as required by law. If the Issuer is required by law to make a deduction or withholding for or on account of Tax on a payment under Clauses 4.1.2, 11 and 18.3, the amount of the relevant payment shall be increased to an amount which (after making the deduction or withholding) leaves an amount equal to the sum which would have been received if no such deduction or withholding had been required to be made.

12	Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000
12.1

Advice: The Trustee may act and/or rely on the opinion, report or advice of, or information obtained from, any lawyer, accountant, banker, financial adviser, financial institute, an Independent Adviser or other relevant expert and will not be responsible to anyone for any loss or liability occasioned by so acting and/or relying whether such advice is obtained by or addressed to the Issuer, the Trustee or any other person or contains a monetary or other limit on liability. Any such opinion, advice, report or information may be sent or obtained by letter, email or facsimile transmission and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice, report or information purporting to be conveyed by such means even if it contains some error or is not authentic.

12.2

Trustee to Assume Due Performance: The Trustee need not notify anyone of the execution of this Trust Deed or any other Transaction Documents and shall be under no obligation to monitor the performance of the Issuer or any other party of their obligations under this Trust Deed or any other Transaction Documents, or do anything to ascertain whether any Event of Default, Potential Event of Default, Fundamental Change Event, Delisting Event or consolidation, amalgamation or merger has occurred and will not be responsible to Noteholders or any other person for any loss arising from any failure by it to do so. Until it has received written notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer and each other party are performing all their obligations under the Transaction Documents and the Notes.

12.3

Resolutions of Noteholders: The Trustee will not be responsible and shall have no liability whatsoever to any person for having acted in good faith upon a resolution purporting to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed or upon any direction or request, including a written resolution or electronic consent made in accordance with Paragraph 20 of Schedule 4 even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that such resolution was not valid or binding upon the Noteholders.

12.4

Reports: The Trustee is entitled to accept and rely without liability to any person for so relying on any report, confirmation or certificate where the Issuer procures delivery of the same pursuant to its obligation to do so under the Conditions or a provision hereof and such report, confirmation or certificate shall be conclusive and binding on the Issuer, the Trustee and the Noteholders in the absence of manifest error.

12.5

Certificate Signed by Director: The Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer signed by an executive director of the Issuer on behalf of the Issuer as to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to have information to the effect that, in the opinion of the person or persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible or liable to any person for any loss that may be occasioned by acting on any such certificate.

12.6

Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

12.7

Discretion of Trustee: The Trustee will have absolute and uncontrolled discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expenses or inconvenience which may result from their exercise or non-exercise.

12.8

Agents: Whenever it considers it expedient in the interests of the Noteholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

12.9

Delegation: Whenever it considers it expedient in the interests of the Noteholders, the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions. Such delegation may be made on such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit.

12.10

Forged Notes: The Trustee will not be liable to the Issuer or any Noteholder by reason of having accepted as valid or not having rejected any entry in the Register or any Note purporting to be such and later found to be forged or not authentic nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper parties.

12.11

Confidentiality: Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Noteholder or any third party any confidential financial or other information made available to the Trustee by the Issuer and no Noteholder shall be entitled to take any action to obtain from the Trustee any such information.

12.12

Determinations Conclusive: As between itself and the Noteholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive in the absence of manifest error and shall bind the Trustee and the Noteholders.

12.13

Currency Conversion: Where it is necessary or desirable in relation to this Trust Deed or the Conditions to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Noteholders.

12.14

Events of Default: The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy and/or whether or not any event is in its opinion materially prejudicial to the interests of the Noteholders. Any such determination will be conclusive and binding upon the Issuer and the Noteholders.

12.15

Payment for and Delivery of Notes: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes or the exchange of the Original Global Note for Original Definitive Registered Notes or the delivery of the Original Global Note or any Original Definitive Registered Note to the person(s) entitled to it or them.

12.16

Notes held by the Issuer, etc.: In the absence of actual knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 10.11) that no Notes are for the time being held by or on behalf of the Issuer or its Subsidiaries.

12.17

Interests of Noteholders: In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any proposed substitution in accordance with Clause 16.2 or any determination to be made by it under this Trust Deed), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders nor to circumstances particular to individual Noteholders (whatever their number) and, in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of any such exercise for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim from the Issuer or the Trustee, any indemnification or payment of any Tax arising in consequence of any such exercise upon individual Noteholders except to the extent provided for in Condition 9 and/or in any undertakings given in addition thereto or in substitution therefor pursuant to this Trust Deed. For the avoidance of doubt, the Trustee shall not at any time have regard to the interests of the holders of Class A Shares.

12.18

No Responsibility for Share Value: The Trustee shall not at any time be under any duty or responsibility to or have any liability to any Noteholder or to any other person to (i) monitor or take any steps to ascertain whether a Conversion Right is exercisable or whether any facts exist or may exist, which may require an adjustment to the Conversion Price or (ii) review either the nature or extent of any such adjustment when made or the method employed in making any such adjustment pursuant to the provisions of this Trust Deed or (iii) make or verify any calculations or determination made as to the number of Class A Shares or the methodology used therefor and will not be responsible or liable to any person for any loss occasioned thereby. The Trustee shall not at any time be under any duty or responsibility or liability in respect of the validity or value (or the kind or amount)

of any Class A Shares or other shares or any other Securities or property, which may at any time be made available or delivered in the exercise of any Conversion Right and it makes no representation with respect thereto. The Trustee shall not be responsible or liable to any person for any failure of the Issuer to deliver any Class A Shares or other shares or share certificates or other securities or any other amounts (including but without limitation any Cash Conversion Amount and/or Alternative Settlement Cash Amount) in respect of any Note or of the Issuer to comply with any of the covenants contained in this Trust Deed.

12.19	Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.
12.20

Breach of Undertakings: The Trustee assumes no responsibility for ascertaining whether or not (i) a breach of any of the undertakings in Condition 11 shall have occurred or (ii) any such breach shall have been rectified or (iii) any adjustment falls to be made to the Conversion Price as a result thereof and shall have no liability to any person for not so doing. Unless and until the Trustee has written notice of any of the above events it shall be entitled to assume that no such event has occurred. The Trustee shall not be liable for any loss arising from any determination or calculation made pursuant to the Conditions or from any failure or delay in making any such determination or calculation.

12.21

Responsibility for agents, etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this Trust Deed (an “Appointee”), it will not have any obligation to supervise the Appointee or to be responsible for any loss, liability, cost, claim, action, demand or expense incurred by anyone whatsoever by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

12.22

Clearing Systems: The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the holder of a particular principal amount of Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

12.23

Legal Opinions: The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever incurred thereby. The Trustee shall be entitled to call for and rely upon (without liability to any person), and the Issuer shall be obliged to procure the delivery of, legal opinions addressed to the Trustee dated the date of such delivery and in a form and content acceptable to the Trustee.
12.24

Illegality, etc: Notwithstanding anything else contained in this Trust Deed or any other Transaction Document, the Trustee shall refrain from doing anything which may, in the opinion of the Trustee, (i) be illegal or contrary to applicable law, directive or regulation of any agency of any state which would or might otherwise render it liable to any person and may do anything which in its opinion, is necessary to comply with any such law, directive or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties or in the exercise of any right, authority, power or discretion under the Transaction Documents, or suffer any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever, if it shall have reasonable grounds for believing that repayment and/or prepayment of such funds or adequate indemnity and/or security and/or prefunding against such risk or loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever is not assured to it.

12.25

Investigation: The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in these presents or under such other agreement or document.

12.26

Not Bound to Act: Notwithstanding anything else contained in this Trust Deed, the Trustee shall not be bound to take any action or step or proceeding or exercise any right, power, authority or discretion vested in it under this Trust Deed or any other agreement relating to the transactions herein contemplated including, but not limited to forming an opinion or employing a financial adviser until it has been indemnified and/or secured and/or prefunded to its satisfaction and may demand prior to taking any such steps, action or proceedings that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so as to indemnify and/or secure and/or prefund it and on such demand being made on the Issuer, the Issuer shall be obliged to make payment of all such sums in full. The Trustee shall not be liable to any person whatsoever for any loss occasioned by it not acting unless and until it shall have been so indemnified and/or secured and/or prefunded to its satisfaction.

12.27

Refrain from action: In relation to any discretion to be exercised or action, step or proceeding to be taken by the Trustee under this Trust Deed, the Notes or the Agency Agreement, the Trustee may, at its discretion and without further notice, or shall, if it has been so directed by an Extraordinary Resolution of Noteholders or so requested in writing by the holders of at least one-quarter in principal amount of Notes then outstanding (where relevant), exercise such discretion or take such action, step or proceeding, provided that, in either case, the Trustee shall not be obliged to exercise such discretion or take such action, step or proceeding unless it shall have been indemnified and/or secured and/or prefunded to its satisfaction and provided that the Trustee shall not be held liable for the consequences of exercising or not exercising its discretion or taking or not taking any such action, step or proceeding and may do so without having regard to the effect of such action, step or proceeding on individual Noteholders.
12.28

Experts and Auditors: Any confirmation, certificate or report of accountants, financial advisers, investment bank, Independent Advisers or other experts called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee (without liability to any person) as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee or any other person in connection therewith contains a monetary or other limit on the liability of such expert or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

12.29

Independent Adviser: If the Issuer fails to select an Independent Adviser when required to do so pursuant to the Conditions and such failure continues for a reasonable period (as determined by the Trustee in its sole discretion), the Trustee may following notification thereof to the Issuer do so but shall not be obliged to do so unless it is indemnified and/or secured and/or prefunded to its satisfaction against all losses, liabilities, costs, fees and expenses incurred in doing so, including those of the Independent Adviser itself. The Trustee has no responsibility for the accuracy or otherwise of any determination made by an Independent Adviser pursuant to the Conditions.

12.30

Execution and Enforceability: The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto.

12.31	Error of Judgement: The Trustee shall not be in any way responsible for any liability incurred by reason of any error of judgment made in good faith by any of its employees or agents.
12.32

FSMA: Notwithstanding anything in this Trust Deed or any other Transaction Document to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purposes of the FSMA unless it is authorised under FSMA to do so. The Trustee shall have discretion at any time: (i) to delegate any of the functions which fall to be performed by an authorised person under FSMA to any other agent or person which also has the necessary authorisations and licenses; and (ii) to apply for authorisation under FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so. Nothing in this Trust Deed shall require the Trustee to assume an obligation of the Issuer arising under any provisions of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the Financial Conduct Authority).
12.33

Personal Data: Notwithstanding the other provisions of the Transaction Documents, the Trustee may collect, use and disclose personal data about the parties (if any are an individual) or individuals associated with the Issuer and/or other parties, so that the Trustee can carry out its obligations to the Issuer and/or the other parties and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance by the Trustee or members of the Trustee’s corporate group of other services. The Trustee may also transfer the personal data to any country (including countries outside the European Economic Area where there may be less stringent data protection laws) to process information on the Trustee’s behalf.

12.34

No Duty to Monitor: The Trustee shall not be under any duty to monitor whether any event or circumstance has happened or exists or may happen or exist and which requires or may require an adjustment to be made to the Conversion Price and will not be responsible or liable to any person for any loss arising from any failure or delay by it to do so, nor shall the Trustee be responsible or liable to any person for any determination of whether or not an adjustment to the Conversion Price is required or should be made nor as to the determination or calculation of any such adjustment.

The Trustee shall not be required to take any steps to monitor or ascertain whether a Fundamental Change Event, a Delisting Event, consolidation, amalgamation or merger or any event or circumstance which could lead to a Fundamental Change Event, a Delisting Event or a consolidation, amalgamation or merger has occurred or may occur and will not be responsible or liable to Noteholders or any other person for any loss arising from any failure or delay by it to do so.

12.35	No Responsibility for Rating: The Trustee will have no responsibility for the obtaining or maintenance of any rating of the Notes by a rating agency or any other person.
12.36

Rating Agency Affirmation: The Trustee shall be entitled to assume, without further investigation or inquiry, for the purpose of exercising or performing any right, power, trust, authority, duty or discretion under or in relation to this Trust Deed or any other related document (including, without limitation, any consent, approval, modification, waiver, authorisation or determination), that such exercise will not be materially prejudicial to the interests of the Noteholders, if any rating agency then rating the outstanding Notes has confirmed in writing (whether or not such confirmation is addressed to, or provides that it may be relied upon by, the Trustee and irrespective of the method by which such confirmation is conveyed) that the then current rating by it of the outstanding Notes would not be adversely affected or withdrawn in connection therewith.

12.37

Rating Agency Reports: The Trustee shall be entitled to request any information or report provided by any rating agency whether addressed to the Trustee or any other person, subject to any confidentiality restrictions placed on such reports by any rating agency.

12.38

Withholding Tax by the Trustee: Notwithstanding anything contained herein, to the extent required by any applicable law, if the Trustee is required to make any deduction or withholding for or on account of Tax from any distribution or payment made by it under this Trust Deed or if the Trustee is otherwise charged to, or may become liable to, Tax as a consequence of performing its duties under this Trust Deed and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed or any Notes from time to time representing the same, including any income or gains arising therefrom, or any action of the Trustee in or about the administration of the trusts hereunder or otherwise, in any case other than any Tax generally payable by the Trustee on its income, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it in respect of this Trust Deed an amount sufficient to discharge any liability to Tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to Tax from the funds held by the Trustee on the trusts hereunder and, in respect of any such deduction or withholding, the Trustee shall account to the relevant authorities for the amount so withheld or deducted and shall provide the Issuer with appropriate evidence or documentation showing that such amount has been duly paid to the relevant authorities.

12.39

Notice of Possible Withholding Under FATCA: The Issuer shall notify the Trustee if it determines that any payment to be made by the Trustee under any Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this Clause 12.39 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, any Notes or both.

12.40

Issuer Right to Redirect: If that the Issuer determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Notes, then the Issuer will be entitled to redirect or reorganise any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding provided that, any such redirected or reorganised payment is made through a recognised institution of international standing and otherwise made in accordance with the Agency Agreement and this Trust Deed. The Issuer will promptly notify the Agents and the Trustee of any such redirection or reorganisation. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 12.40.

12.41

Material Subsidiaries: A certificate delivered to the Trustee under Clause 10.13 in relation to any Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee and the Noteholders and the Trustee shall be entitled to act and rely on such certificate, without further enquiry and without liability to any person.

12.42

Determinations by Trustee: When determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled (i) to evaluate its risk in any given circumstance by considering the worst-case scenario and (ii) to require that any indemnity or security or prefunding given to it by the Noteholders or any of them or any other person be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the indemnity, security and/or prefunding.

13	Trustee Liability
13.1

Trustee Liability: Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed, subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) provided that if the Trustee fails to show the degree of care and diligence required of it as trustee, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any fraud, gross negligence or wilful misconduct of which it may be guilty. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall prevail to the extent allowed by law. In the case of an inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall take effect as a restriction or exclusion for the purposes of that act.

13.2

Consequential loss: Any liability of the Trustee arising under the Transaction Documents shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Trustee or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Trustee at the time of entering into the Transaction Documents, or at the time of accepting any relevant instructions, which increase the amount of the loss. In no event shall the Trustee be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for indirect, special, punitive or consequential damages, whether or not the Trustee has been advised or was aware of the possibility of such loss or damages and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise.

14	Enforcement, Waiver and Proof of Default
14.1

Waiver: The Trustee may, without the consent of the Noteholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Noteholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seem expedient to it, any breach or proposed breach by the Issuer of the Conditions or any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement and any agreement supplemental to the Agency Agreement or the Notes or determine without any such consent as aforesaid that any Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of any express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10 but no such direction or request will affect any previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Noteholders and will be notified by the Issuer to the Noteholders as soon as practicable.

14.2

Proof of Default: If it is proved that as regards any specified Note the Issuer has made default in paying any sum due to the relevant Noteholder, such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes which are then payable.

14.3

Enforcement: The Trustee may, at any time at its discretion and without further notice, take such steps, actions or proceedings against the Issuer as it may think fit to recover any amounts due in respect of the Notes and to enforce the provisions of this Trust Deed or the Conditions, but it will not be bound to take any such steps, actions or proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one quarter in principal amount of the Notes then outstanding and (b) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction and provided that the Trustee shall not be held liable for the consequence of taking or refraining from taking any such action, step or proceedings and may take such action, step or proceedings without having regard to the effect of such action on individual Noteholders. Only the Trustee may enforce the provisions of the Notes or this Trust Deed and no Noteholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

15	Trustee not precluded from entering into Contracts

The Trustee, associated companies and any other person, whether or not acting for itself may acquire, hold or dispose of, any Note or any Class A Shares or other Securities (or any interest therein) of the Issuer or any other person with the same rights as it would have had if the Trustee were not Trustee and may enter into or be interested in any contracts or transactions with the Issuer or any such person and may act as depositary, trustee or agent or in any other capacity for, or on any committee or body of holders of, any Securities issued or guaranteed by, or related to the Issuer or any such person and will not be liable to account for any profit.

16	Modification and Substitution
16.1

Modification: The Trustee may agree without the consent of the Noteholders to (i) any modification to the Conditions or the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement and any agreement supplemental to the Agency Agreement or the Notes which in its opinion is of a formal, minor or technical nature or which is made to correct a manifest error or to comply with mandatory provisions of law and (ii) any other modification to the Conditions or the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement and any agreement supplemental to the Agency Agreement or the Notes (but such power does not extend to any such modification as is mentioned in the proviso to paragraph 17.8 of Schedule 4) which is in its opinion not materially prejudicial to the interests of the Noteholders. Any such modification shall be binding on the Noteholders and such modification shall be notified by the Issuer to the Noteholders promptly in accordance with Condition 17.

16.2	Substitution:

Subject to Clause 16.5 below:

16.2.1

In the event of a Newco Scheme (as defined in Condition 3), the Issuer shall take (or shall procure that there is taken) all necessary action to ensure that (to the satisfaction of the Trustee) immediately after completion of the Scheme of Arrangement (as defined in Condition 3):

(i)

at the Issuer’s option, either (a) Newco (as defined in Condition 3) is substituted under this Trust Deed and the Notes as principal obligor in place of the Issuer (with the Issuer providing an unconditional and irrevocable guarantee to the satisfaction of the Trustee in respect of the obligation of Newco under the Notes and the Trust Deed) subject to and as provided below or (b) Newco provides an unconditional and irrevocable guarantee to the satisfaction of the Trustee in respect of the obligations of the Issuer under this Trust Deed and the Notes; and

(ii)

such amendments are made to this Trust Deed, the Conditions and the Notes as are necessary, in the opinion of the Trustee, to ensure that the Notes may be converted into or exchanged for cash and/or ordinary shares, or units or the equivalent, in Newco (or depositary or other receipts or certificates representing ordinary shares or units or the equivalent in Newco) mutatis mutandis in accordance with and subject to this Trust Deed, the Conditions and the Notes (and the Trustee shall (at the expense of the Issuer) be obliged to concur in effecting such substitution or grant of such guarantee and in either case making any such amendments, provided that the Trustee shall not be obliged so to concur if, in the opinion of the Trustee, doing so would impose more onerous obligations, responsibilities or duties upon it or expose it to further liabilities or reduce its protections), and this Trust Deed and the Conditions provide at least the same powers, protections, rights and benefits to the Trustee and the Noteholders following the implementation of such Scheme of Arrangement as they provided to the Trustee and the Noteholders prior to implementation of the Scheme of Arrangement mutatis mutandis; and

(iii)

the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or the equivalent in Newco) are (a) admitted to the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or (b) admitted to listing on another regulated, regularly operating, recognised stock exchange or securities market, and subject to the foregoing the Trustee shall, without the consent of the Noteholders, agree to such substitution of Newco.

16.2.2	Any substitution made pursuant to this Clause shall be binding on the Noteholders and must be notified promptly to the Noteholders in accordance with Condition 17.

16.3

Release of Substituted Issuer: Any such agreement by the Trustee pursuant to Clause 16.2 will, if so expressed, operate to release the Issuer (or any such previous substitute) from any or all of its obligations under this Trust Deed and the Notes. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given to the Noteholders by Newco.

16.4

Completion of Substitution: Upon the execution of such documents and compliance with such requirements Newco will be deemed to be named in this Trust Deed and on the Notes as the principal debtor in place of the Issuer (or of any previous substitute under Clause 16.2) or as a guarantor, as the case may be, and this Trust Deed and the Notes will be deemed to be modified in such manner as shall be necessary to give effect to the substitution.

16.5	No Obligations to Act

The Trustee shall not be obliged to agree to any such substitution and/or any related or consequential amendments or any other amendment referred to in the foregoing provisions of this Clause 16 which, in the sole opinion of the Trustee, would have the effect of (a) exposing the Trustee to any liability against which it has not been indemnified and/or secured and/or prefunded to its satisfaction or (b) increasing the obligations or duties, or decreasing the protections, of the Trustee in the Transaction Documents and/or the Conditions.

17	Appointment, Retirement and Removal of the Trustee
17.1

Appointment: Subject as provided in Clause 17.2 below, and subject to obtaining any consents or approvals as may be required by the laws or regulations of the Netherlands, the Issuer has the power of appointing a new trustee or trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Noteholders and the Principal Paying, Transfer and Conversion Agent as soon as reasonably practicable.

17.2

Retirement and Removal: Any Trustee may retire at any time on giving not less than three months’ notice in writing to the Issuer without giving any reason and without being responsible for any costs (which costs shall be borne by the Issuer) occasioned by such retirement and the Noteholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee but if it fails to do so before the expiry of such three month notice period, the Trustee shall have the power to appoint a new Trustee with all the costs of such appointment being borne by the Issuer.

17.3	Co-Trustees: The Trustee may, notwithstanding Clause 17.1, by prior notice in writing to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee:
17.3.1	if the Trustee considers such appointment to be in the interests of the Noteholders; or
17.3.2	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or
17.3.3	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed, the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may, by notice in writing to the Issuer and such person, remove any person so appointed. At the request of the Trustee, the Issuer will do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

17.4

Competence of a Majority of Trustees: If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions.

17.5

Merger: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause 17, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

18	Currency Indemnity
18.1

Currency of Account and Payment: US dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Notes, including damages.

18.2

Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, bankruptcy, winding-up or dissolution of the Issuer or otherwise) by the Trustee or any Noteholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

18.3

Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes, the Issuer will indemnify the recipient against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.
18.4

Indemnity separate: The indemnities in this Clause 18 and in Clause 11.6 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Notes or any other judgment or order.

19	Communications
19.1	Modes of Communication: Any communication shall be by letter, email or facsimile transmission:

in the case of the Issuer, to the Issuer at:

Address:	Yandex N.V. Schiphol Boulevard 165 1118 BG Schiphol The Netherlands
Email: Attention:	abovsky@yandex-team.ru Chief Executive Officer

with a copy to:

Address:	Timothy Corbett, Esq. Morgan, Lewis & Bockius UK LLP Condor House 5-10 St Paul’s Churchyard London EC4M 8AL United Kingdom
Fax no.: Email Attention:	+44 20 3201 5001 Timothy.corbett@morganlewis.com Timothy Corbett, Esq.

and in the case of the Trustee, to it at:

Address:	BNY Mellon Corporate Trustee Services Limited One Canada Square London E14 5AL United Kingdom
Fax No.: Email: Attention:	+44 (0) 207 964 2536 corpsov2@bnymellon.com Trustee Administration Manager or to such other address, email, facsimile number or attention details as shall have been notified (in accordance with this Clause) to the other parties hereto.

Communications will take effect, in the case of a letter, when delivered, in the case of email, when the relevant receipt of such email communication being read is given, or where no read receipt is requested by the sender, at the time of sending provided that no delivery failure notification is received by the sender within 24 hours of sending such email communication, and in the case of a fax, when the relevant delivery receipt is received by the sender; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) after 5:00pm on a business day or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by fax or email will be written legal evidence.

19.2	Communications:

In no event shall the Trustee or any other entity of The Bank of New York Mellon Group be liable for any Losses arising to the Trustee or any other entity of The Bank of New York Mellon Group receiving or transmitting any data from the Issuer, any Authorised Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.

The parties hereto accept that some methods of communication are not secure and the Trustee or any other entity of The Bank of New York Mellon Group shall incur no liability for receiving Instructions via any such non-secure method. The Trustee or any other entity of The Bank of New York Mellon Group is authorised to comply with and rely upon any such notice, Instructions or other communications believed by it to have been sent or given by an Authorised Person or an appropriate party to the transaction (or authorised representative therefore). The Issuer or any authorised officer of the Issuer shall use all reasonable endeavours to ensure that Instructions transmitted to the Trustee or any other entity of The Bank of New York Mellon Group pursuant to this Trust Deed are complete and correct. Any Instructions shall be conclusively deemed to be valid Instructions from the Issuer or any authorised officer of the Issuer to the Trustee or any other entity of The Bank of New York Mellon Group for the purposes of this Trust Deed.

In this Clause, the following terms shall have the following meanings:

“Authorised Person” means any person who is designated in writing by the Issuer from time to time to give instructions to the Trustee under the terms of this Trust Deed;

“Instructions” means any written notices, directions or instructions received by the Trustee from an Authorised Person or from a person reasonably believed by the Trustee to be an Authorised Person;

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgements (including legal fees and expenses) sustained by either party; and

“The Bank of New York Mellon Group” means The Bank of New York Mellon and any company or other entity of which The Bank of New York Mellon is directly or indirectly a shareholder or owner. For the purposes of this Trust Deed, each branch of The Bank of New York Mellon shall be a separate member of The Bank of New York Mellon Group.

20	Purchase or Redemption by the Issuer of Class A Shares
20.1	The Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem Class A Shares without the consent of the Noteholders.
21	Governing Law and Arbitration
21.1

Governing Law: This Trust Deed, the Notes, the Conditions and any non-contractual obligations arising out of or in connection with them shall be governed by, and shall be construed in accordance with, English law.

21.2	Arbitration:
21.2.1

Any dispute, claim or difference of whatever nature arising out of or in connection with this Trust Deed, the Notes and/or the Conditions (including a dispute regarding the existence, validity or termination of this Trust Deed, the Notes and/or the Conditions or the consequences of their nullity and/or this Clause 21.2, or a dispute relating to non-contractual obligations arising out of or in connection with this Trust Deed, the Notes and/or the Conditions) (a “Dispute”) shall be referred to and finally resolved by arbitration administered by the London Court of International Arbitration (“LCIA”) under the rules of the LCIA (the “Rules”), which Rules are deemed incorporated by reference into this Trust Deed, as amended herein. This arbitration agreement shall be governed by, and shall be construed in accordance with, English law.

21.2.2

The arbitral tribunal shall consist of three arbitrators. The claimant(s), irrespective of number, shall nominate jointly one arbitrator in the request for arbitration. The respondent(s), irrespective of number, shall nominate jointly the second arbitrator within 30 days of receipt of the request for arbitration (or, in the case of multiple respondents, within 30 days of receipt of the request for arbitration by the first respondent). The third arbitrator, who shall serve as Chairman, shall be nominated by agreement of the two party-nominated arbitrators (in consultation with their appointing parties). Failing such agreement within 15 days of the confirmation of the appointment of the second arbitrator, the third arbitrator shall be appointed by the LCIA as soon as possible at the written request of any party. For the avoidance of doubt, the parties to this Trust Deed irrevocably agree, for the purpose of Article 8.1 of the Rules, that the claimant(s), irrespective of number, and the respondent(s), irrespective of number, shall constitute two separate sides for the formation of the arbitral tribunal.

21.2.3

In the event that the claimant(s) or the respondent(s) fail to nominate an arbitrator in accordance with the Rules within the time period stipulated, such arbitrator shall be nominated by the LCIA within 15 days of a written request from any party.

21.2.4	The seat of arbitration shall be London, England and the language of the arbitration shall be English.
21.2.5

If more than one arbitration is commenced under this Trust Deed, the Notes and/or the Conditions, and any party to any such arbitration contends that two or more such arbitrations are so closely connected that it is expedient for them to be resolved in one set of proceedings, the arbitral tribunal appointed in the first filed of such proceedings (the “First Tribunal”) shall have the power to determine, provided no date for the hearing on the merits of the Dispute in any such arbitrations has been fixed, that the proceedings shall be consolidated. Each party to this Trust Deed hereby irrevocably agrees and consents to being joined in such consolidated proceedings with any other party to this Trust Deed, and/or with any party to the Notes and/or the Conditions irrespective of whether they are also a party to this Trust Deed.

21.2.6	The tribunal in such consolidated proceedings shall be selected as follows:
(i)	the parties to the consolidated proceedings shall agree on the composition of the tribunal; or
(i)

failing such agreement within 30 days of consolidation being ordered by the First Tribunal, the LCIA shall appoint all members of the tribunal within 30 days of a written request by any of the parties to the consolidated proceedings.

1.2.1	The parties hereby exclude the jurisdiction of the courts under Sections 45 and 69 of the Arbitration Act 1996.
1.3

To the extent that the Issuer may now or hereafter be entitled, in any jurisdiction in which any legal action or proceeding may at any time be commenced pursuant to or in accordance with this Trust Deed, to claim for itself or any of its undertaking, properties, assets or revenues present or future any immunity (sovereign or otherwise) from suit, jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or award or from set-off, banker's lien, counterclaim or any other legal process or remedy with respect to its obligations under this Trust Deed and/or to the extent that in any such jurisdiction there may be attributed to the Issuer any such immunity (whether or not claimed), the Issuer hereby irrevocably agrees not to claim, and hereby waives, any such immunity.

1.4

The Issuer irrevocably and generally consents in respect of any proceedings anywhere to the giving of any relief or the issue and service on it of any process in connection with those proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those proceedings.]

22	Counterparts

This Trust Deed and any trust deed supplemental hereto may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Trust Deed or any trust deed supplemental hereto by email attachment or telecopy shall be an effective mode of delivery.

23	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms. Subject to the provisions of this Trust Deed, the parties to this Trust Deed shall have the right to amend, vary or rescind any provision of this Trust Deed without the consent of any such third party.

24	Power of Attorney

If the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Trust Deed, the Global Notes, the Definitive Registered Notes or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties to this Trust Deed that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

SCHEDULE 1
Terms and Conditions of the Notes

SCHEDULE 2
Form of Original Definitive Registered Note

On the front:

ISIN: XS2126193379

YANDEX N.V.
(incorporated with limited liability in the Netherlands with registered number 27265167)

U.S.$1,250,000,000 0.75 per cent. Convertible Notes due 2025

This Note is a Definitive Registered Note and forms part of a series designated as specified in the title (the “Notes”) of Yandex N.V. (the “Issuer”), with its corporate seat in Schiphol, the Netherlands, and constituted by the Trust Deed referred to on the reverse hereof. The Notes are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof.

The Issuer hereby certifies that [●] is/are, at the date hereof, entered in the Register as the holder(s) of Notes in the principal amount of U.S.$[●].

The Notes represented by this Definitive Registered Note are convertible into Class A Shares in the Issuer and/or the relevant Cash Conversion Amount and/or the relevant Alternative Settlement Cash Amount, as specified in and subject to and in accordance with the Conditions and the Trust Deed.

This Definitive Registered Note is evidence of entitlement only. Title to Notes passes only on due registration on the Register and only the duly registered holder is entitled to payments in respect of this Definitive Registered Note.

The statements set forth in the legend above are an integral part of the Notes in respect of which this Definitive Registered Note is issued and by acceptance thereof each holder or beneficial owner agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Definitive Registered Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

Capitalised terms not defined herein shall have the meaning ascribed thereto in the Trust Deed and the Conditions.

In Witness whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

Dated [●]

........................... ...........................
Authorised SignatoryAuthorised Signatory

For and on behalf of

YANDEX N.V.

This Definitive Registered Note is authenticated without recourse, warranty or liability by or on behalf of the Registrar

The Bank of New York Mellon SA/NV, Luxembourg Branch

By:

………………….

Authorised Signatory

For use by the Principal Paying, Transfer and Conversion Agent:

Following the exercise by the Issuer on [●] of its tax redemption option pursuant to Condition 7(c), a Noteholder’s Tax Exercise Notice was received by the Principal Paying, Transfer and Conversion Agent on [●] in respect of the Notes represented by this Definitive Registered Note. Accordingly, the provisions of Condition 9 shall not apply in respect of any payment in respect of principal or interest to be made on such Notes which falls due after the Tax Redemption Date specified in the Tax Redemption Notice.

On the back:

Terms and Conditions of the Notes

[THE TERMS AND CONDITIONS THAT ARE SET OUT IN SCHEDULE 1 TO THE TRUST DEED WILL BE SET OUT HERE]

Principal Paying, Transfer and Conversion Agent
THE BANK OF NEW YORK MELLON, London Branch One Canada Square London, E14 5AL Fax: +44 (0) 207 964 2536 Email: corpsov2@bnymellon.com Attention: Corporate Trust Administration

Registrar
THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH Vertigo Building – Polaris 2-4 Eugene Ruppert L-2453 Luxembourg Fax: +352 24 52 4204 Attention: Structured Products Services

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

....................................................................

....................................................................

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

(not more than four names may appear as joint holders)

U.S.$[●] in principal amount of this Note, and all rights in respect thereof, and irrevocably requests the Registrar to transfer such principal amount of this Note on the books kept for registration thereof.

Dated.........................

Signed.........................

Notes:

(i)	The signature to this transfer must correspond with the name as it appears on the face of this Note.
(ii)	A representative of the Noteholder should state the capacity in which he signs e.g. executor.
(iii)

The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(iv)	Any transfer of Notes shall be in the minimum amount of U.S.$200,000.

SCHEDULE 3
Form of Original Global Note

ISIN: XS2126193379

YANDEX N.V.
(incorporated with limited liability in the Netherlands with registered number 27265167)

U.S.$1,250,000,000 0.75 per cent. Convertible Notes due 2025

Global Note

The Notes in respect of which this Global Note is issued form part of the series designated as specified in the title (the “Notes”) of Yandex N.V. (the “Issuer”), with its corporate seat in Schiphol, the Netherlands.

The Issuer hereby certifies that The Bank of New York Depository (Nominees) Limited is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of

U.S.$1,250,000,000
(ONE THOUSAND TWO HUNDRED AND FIFTY MILLION US DOLLARS)

or such other amount as is shown on the register of Noteholders as being represented by this Global Note and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Note. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Global Note is issued, such amount or amounts as shall become due and payable from time to time in respect of such Notes and otherwise to comply with the Conditions referred to below. Each payment will be made to, or to the order of, the person whose name is entered on the Register as holder at the close of business on the record date which shall be on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

The Notes are constituted by a trust deed dated 3 March 2020 (the “Trust Deed”) between the Issuer, and BNY Mellon Corporate Trustee Services Limited as trustee (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Note. Terms defined in the Trust Deed have the same meaning when used herein.

This Global Note is evidence of entitlement only.

Title to the Notes passes only on due registration on the register of Noteholders and only the duly registered holder is entitled to payments on Notes in respect of which this Global Note is issued.

Exchange for Definitive Registered Notes

This Global Note is exchangeable in whole but not in part (free of charge to the holder) for Definitive Registered Notes if this Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or the Alternative Clearing System (each as defined under “Notices” below) and any such clearing system is closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announces an intention permanently to cease business or does in fact do so by such holder giving notice to the Principal Paying, Transfer and Conversion Agent. On or after the Exchange Date the holder of this Global Note may surrender this Global Note to or to the order of the Registrar and, upon such surrender of this Global Note, the Paying, Transfer and Conversion Agent shall annotate Schedule A hereto. In exchange for this Global Note, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Definitive Registered Notes.

“Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Registrar is located and in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System (each as defined under “Notices” below) are located.

Except as otherwise described herein, this Global Note is subject to the Conditions and the Trust Deed and, until it is exchanged for Definitive Registered Notes, its holder shall be entitled to the same benefits as if it were the holder of the Definitive Registered Notes for which it may be exchanged and as if such Definitive Registered Notes had been issued on the date of this Global Note.

The Conditions shall be modified with respect to Notes represented by this Global Note by the following provisions:

Notices

So long as this Global Note is held on behalf of Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking S.A. (“Clearstream, Luxembourg”) or such other clearing system as shall have been approved by the Trustee (the “Alternative Clearing System”), notices required to be given to Noteholders may be given by their being delivered to Accountholders (as defined below) through Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, rather than by notification to Noteholders as required by the Conditions in which case such notices shall be deemed to have been given to Noteholders on the date of delivery to Accountholders through Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System.

Prescription

Any claim in respect of principal, interest and other amounts payable in respect of this Global Note will become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest or any other amounts) from the appropriate Relevant Date (as defined in Condition 3).

Conversion

For so long as this Global Note is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System, Conversion Rights (as defined in the Conditions) may be exercised as against the Issuer at any time during the conversion period, as provided in Condition 6(a), by the delivery to or to the order of the Principal Paying, Transfer and Conversion Agent in accordance with the standard procedures of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest representing entitlements to the Global Note (each such person, an “Accountholder”). Upon exercise of any Conversion Rights, the Paying, Transfer and Conversion Agent shall annotate Schedule A hereto accordingly.

Trustee’s Powers

In considering the interests of Noteholders while the Global Note is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its Accountholders and may consider such interests, and treat such Accountholders, as if such Accountholders were holders of the Global Note.

Redemption at the Option of Noteholders

The option of the Noteholders provided for in Condition 7(e), may be exercised by the delivery by an Accountholder of a duly completed notice to the Principal Paying, Transfer and Conversion Agent in accordance with the standard procedures of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System within the time limits set out in Condition 7(e), substantially in the form of the Put Exercise Notice, available from the Principal Paying, Transfer and Conversion Agent and stating the principal amount of the Notes in respect of which the option is exercised. Upon exercise of such option, the Paying, Transfer and Conversion Agent shall annotate Schedule A hereto accordingly.

Redemption at the Option of the Issuer

The options of the Issuer provided for in Condition 7(b)] and Condition 7(c) shall be exercised by the Issuer giving notice to the Accountholders through Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System within the time limits set out in, and containing the information required by, Condition 7(b) or, as the case may be, Condition 7(c). Upon exercise of such option and, in the case of Condition 7(c), subject to the option of the Noteholders provided for in Condition 7(c), the Paying, Transfer and Conversion Agent shall annotate Schedule A hereto accordingly.

Purchase and Cancellation

Cancellation of any Note represented by this Global Note which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of this Global Note on its presentation to or to the order of the Principal Paying, Transfer and Conversion Agent for notation in Schedule A hereto.

Noteholder’s Tax Option

The option of the Noteholders provided for in Condition 7(c) shall be exercised by the delivery by an Accountholder of a duly completed Noteholder’s Tax Exercise Notice in accordance with the standard procedures of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System within the time limits set out in and containing the information required by Condition 7(c) to the Principal Paying, Transfer and Conversion Agent. Upon exercise of such option, the Principal Paying, Transfer and Conversion Agent shall annotate Schedule A hereto accordingly.

The statements set forth in the legend above are an integral part of the Notes in respect of which this Global Note is issued and by acceptance thereof each holder or beneficial owner agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Registrar.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law.

In witness whereof the Issuer has caused this Global Note to be signed on its behalf.

Dated 3 March 2020

YANDEX N.V.

........................... ...........................
Authorised SignatoryAuthorised Signatory

This Global Note is authenticated without recourse, warranty or liability by or on behalf of the Registrar.

The Bank of New York Mellon SA/NV, Luxembourg Branch

By:

Authorised Signatory

Schedule A
Schedule of Reductions in Principal Amount of Notes in respect of which this Global Note is Issued

The following reductions in the principal amount of the Notes in respect of which this Global Note is issued have been made as a result of: (i) exercise of the Conversion Right attaching to the Notes, or (ii) redemption of the Notes, or (iii) purchase and cancellation of the Notes or (iv) issue of Definitive Registered Notes in respect of the Notes:

Date of Conversion/ Redemption/ Purchase and Cancellation/ Issue of Definitive Registered Notes (stating which)	Amount of decrease in principal amount of this Global Note (U.S.$)	Principal Amount of this Global Note following such decrease (U.S.$)	Notation made by or on behalf of the Principal Paying, Transfer and Conversion Agent

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

....................................................................

....................................................................

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

(not more than four names may appear as joint holders)

U.S.$[●] in principal amount of this Note, and all rights in respect thereof, and irrevocably requests the Registrar to transfer such principal amount of this Note on the books kept for registration thereof.

Dated.........................

Signed.........................

Notes:

(i)	The signature to this transfer must correspond with the name as it appears on the face of this Note.
(ii)	A representative of the Noteholder should state the capacity in which he signs e.g. executor.
(iii)

The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(iv)	Any transfer of Notes shall be in the minimum amount of U.S.$200,000.

SCHEDULE 4
Provisions for Meetings of Noteholders

Interpretation

1	In this Schedule the following expressions have the following meanings:
1.1	“Electronic Consent” has the meaning set out in paragraph 20;
1.2

“Extraordinary Resolution” means a resolution passed (i) at a meeting of Noteholders duly convened and held in accordance with these provisions by or on behalf of  Noteholder(s) of not less than 75 per cent. of the aggregate principal amount of the Notes outstanding, (ii) by a Written Resolution or (iii) by an Electronic Consent; and

1.3

“Written Resolution” means a resolution in writing signed by or on behalf of Noteholders representing in aggregate not less than 75 per cent. of the aggregate principal amount of the Notes outstanding.

1
1.1

A holder of a Note may by an instrument in writing (a “form of proxy”) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to any Agent not later than 48 hours before the time fixed for any meeting, appoint any person as (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Noteholders.

1.2

A holder of a Note which is a corporation may by delivering to any Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Noteholders.

1.3

Any proxy appointed pursuant to paragraph 2.1 above or representative appointed pursuant to paragraph 2.2 above shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Noteholders specified in such appointment, to be the holder of the Notes to which such appointment relates and the holder of the Notes shall be deemed for such purposes not to be the holder. The Issuer and the Trustee shall be entitled to assume that any proxy has been validly appointed and that such appointment remains in effect unless notice of revocation is given to the Issuer at its registered office not less than 24 hours prior to the time fixed for the meeting or, thereafter, to the chairman of the meeting.

1.4

Forms of proxy shall be valid for so long as the relevant Notes shall be duly registered in the name(s) of the registered holder(s) certified in the name of the appointor but not otherwise and notwithstanding any other provision of this Schedule 4 and during the validity thereof the proxy shall, for all purposes in connection with any meeting of holders of Notes, be deemed to be the holder of the Notes to which such form of proxy relates.

1

Each of the Issuer and the Trustee at any time may, and the Trustee (subject to its being indemnified and/or secured and/or pre-funded to its satisfaction) upon a request in writing of Noteholders holding not less than one-tenth in principal amount of the Notes for the time being outstanding shall, convene a meeting of Noteholders. Whenever any such party is about to convene any such meeting, it shall forthwith give notice in writing to each other party of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve.

1

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Noteholders. A copy of the notice shall in all cases be given by the party convening the meeting to each of the other parties. Such notice shall also specify, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed.

1

A meeting that has been validly convened in accordance with paragraph 4 above, may be cancelled by the person who convened such meeting by giving at least 7 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) to the Noteholders (with a copy to the Trustee where such meeting was convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this paragraph 5 shall be deemed not to have been convened.

1

A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting, the Noteholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

1

At any such meeting any one or more persons present in person holding Notes or being proxies or representatives and holding or representing in the aggregate not less than one tenth in principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Notes or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Notes for the time being outstanding; provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 17.8, the quorum shall be one or more persons present in person holding Notes or being proxies or representatives and holding or representing in the aggregate not less than two-thirds of the aggregate principal amounts of the Notes outstanding.

1

If within 15 minutes from the time fixed for any such meeting a quorum is not present, the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Notes or voting certificates or being proxies or representatives (whatever the principal amount of the Notes so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting; provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 17.8, the quorum shall be one or more persons so present holding Notes or being proxies or representatives and holding or representing in the aggregate not less than one-half in principal amount of the Notes for the time being outstanding. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

1

The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

1

At least 10 days’ notice (exclusive of the day on which the notice is given and of the day of the adjourned meeting) of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

1

Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Noteholder or as a proxy or representative.

1

At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Trustee or by one or more persons holding one or more Notes or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

1

If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

1	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.
1

The Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Noteholders. No one else may attend at any meeting of Noteholders or join with others in requesting the convening of such a meeting unless he is the holder of a Note or is a proxy or a representative.

1

At any meeting on a show of hands every person who is present in person and who produces a Note or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each U.S.$1 (or, in the case of meetings of holders of Notes denominated in another currency, as the Trustee in its absolute discretion may decide) in principal amount of the Notes so produced or represented or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

1

A meeting of Noteholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

1.1

to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer or against any of its property whether such rights shall arise under this Trust Deed, the Agency Agreement or otherwise;

1.2

to sanction any scheme or proposal for the exchange, substitution or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, Notes, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other body corporate formed or to be formed, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid;

1.3	to assent to any modification of this Trust Deed or the Conditions that relate to the rights appertaining to the Notes which shall be proposed by the Issuer or the Trustee;
1.4

to authorise anyone to concur in and do all such things as may be necessary to carry out and to give any authority, direction or sanction which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution;

1.5

to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

1.6	to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;
1.7

to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed (for the avoidance of doubt, nothing in this paragraph shall be interpreted to mean that the consent of the Bondholders is required in relation to any substitution that the Trustee may otherwise agree to under Clause 16.2 of the Trust Deed); and

1.8	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;

provided that the special quorum provisions contained in the proviso to paragraph 7 and, in the case of an adjourned meeting, in the proviso to paragraph 8 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 17.2 or 17.7 (unless, in the case of paragraph 17.7, such substitution is made in compliance with Clause 16 of the Trust Deed) or for the purpose of making any modification to the provisions contained in this Trust Deed, the Conditions or the Notes which would have the effect of:

1.8.1

changing the Final Maturity Date, the Call Date (other than deferring the Call Date), the End of Period Restricted Date (other than bringing forward the End of Period Restricted Date) or any dates for payment of interest or any other amount in respect of the Notes; or

1.8.2

modifying the circumstances in which the Issuer or Noteholders are entitled to redeem the Notes pursuant to Condition 7(b), 7(c) or 7(e) (other than removing the right of the Issuer to redeem the Notes pursuant to Condition 7(b) or (c)); or

1.8.3	reducing or cancelling the principal amount of, or interest on, the Notes or to reduce the amount payable on redemption of the Notes; or

1.8.4	modifying the basis for calculating the interest or any other amount payable in respect of the Notes; or
1.8.5

modifying the provisions relating to, or cancelling, the Conversion Rights including the circumstances in which Conversion Rights may be exercised or the rights of Noteholders to receive Class A Shares and/or the Cash Conversion Amount and/or the Alternative Settlement Cash Amount on exercise of Conversion Rights pursuant to the Conditions (other than pursuant to or as a result of any amendments to the Conditions or the Trust Deed made pursuant to and in accordance with the provisions of Condition 6(n) in order to effect a Conversion Right Transfer or Condition 11(g) following or as part of a Newco Scheme (“Newco Scheme Modification”) and other than a reduction to the Conversion Price or an increase in the number of Class A Shares and/or Cash Conversion Amount and/or Alternative Settlement Cash Amount to be issued or paid to Noteholders on exercise of Conversion Rights); or

1.8.6

increasing the Conversion Price (other than in accordance with the Conditions or pursuant to a Newco Scheme Modification) or to reduce the number of Class A Shares to be issued, or reduce the Cash Conversion Amount and/or the Alternative Settlement Cash Amount payable, to Noteholders on exercise of Conversion Rights; or

1.8.7	changing the currency or denomination of the Notes or of any payment in respect of the Notes; or
1.8.8

changing the governing law of the Notes, the Trust Deed, the Agency Agreement or the Calculation Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 14(c)), or

1.8.9	modifying the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution; or
1.8.10	amending this proviso.

No consent or approval of Noteholders shall be required in connection with any Conversion Right Transfer effected in accordance with Condition 6(n) or any Newco Scheme Modification.

1

An Extraordinary Resolution passed at a meeting of Noteholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Noteholders, whether or not present at such meeting and whether or not they vote in favour, and each of the Noteholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

1

Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Noteholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

1	Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Noteholders.

For so long as the Notes are in the form of a Global Note registered in the name of a common depositary for Euroclear, Clearstream, Luxembourg or another clearing system, or a nominee of any of the above then, in respect of any resolution proposed by the Issuer or the Trustee:

1.1

Electronic Consent: where the terms of the resolution proposed by the Issuer or the Trustee (as the case may be) have been notified to the Noteholders through the relevant clearing system(s) as provided in sub-paragraphs (i) and/or (ii) below, each of the Issuer and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the Principal Paying, Transfer and Conversion Agent or another specified agent and/or the Trustee in accordance with their operating rules and procedures by or on behalf of the Noteholder(s) of not less than 75 per cent. of the aggregate principal amount of the Notes outstanding (the “Required Proportion”) (“Electronic Consent”) by close of business on the Relevant Date. Any resolution passed in such manner shall be binding on all Noteholders even if the relevant consent or instruction proves to be defective. Neither the Issuer nor the Trustee shall be liable or responsible to anyone for such reliance;

(i)

When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Noteholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Noteholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the “Relevant Date”) by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s).

(ii)

If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the “Proposer”) so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed. Alternatively, the Proposer may give a further notice to Noteholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Trustee (unless the Trustee is the Proposer). Such notice must inform Noteholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to “Relevant Date” shall be construed accordingly.

For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 3 above, unless that meeting is or shall be cancelled or dissolved; and

2.1

Written Resolution: where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee, as the case may be, (a) by accountholders in the clearing system with entitlements to such Global Note or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant alternative clearing system (the “relevant clearing system”) and, in the case of (b) above, the relevant clearing system and the accountholder identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Noteholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. Neither the Issuer nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Noteholders, whether or not they participated in such Written Resolution and/or Electronic Consent.

1

Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:

1.1

so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Noteholders; and

1.2	so as to satisfy itself that persons who purport to attend or vote at any meeting of Noteholders are entitled to do so in accordance with this Trust Deed.

SCHEDULE 5
Form of Director’s Certificate

[ON THE HEADED PAPER OF THE ISSUER]

To:BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL
United Kingdom

[Date]

Dear Sirs

YANDEX N.V.
U.S.$1,250,000,000 0.75 per cent. Convertible Notes due 2025

This certificate is delivered to you in accordance with Clause 10.5 of the Trust Deed dated 3 March 2020 (the “Trust Deed”) and made between Yandex N.V. (the “Issuer”) and BNY Mellon Corporate Trustee Services Limited (the “Trustee”). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein. The undersigned, having made all reasonable enquiries to the best of [his/her] knowledge, information and belief:

(a)

As at [●], no Event of Default or Potential Event of Default or Fundamental Change Event or Delisting Event existed [other than [●]] and no Event of Default or Potential Event of Default or Fundamental Change Event or Delisting Event had existed at any time since [●] [the Certification Date (as defined in the Trust Deed) of the last certificate delivered under Clause 10.5]/[the date of this Trust Deed] [other than [●]]; and

(a)

From and including [●]3 [the Certification Date of the last certificate delivered under Clause 10.5]4/[the date of this Trust Deed] to and including [●]1, the [Issuer] confirms that there has been no breach in respect of its obligations under the Trust Deed [other than [●]] and that no Fundamental Change Event or Delisting Event [other than [●]]7 has occurred.

For and on behalf of

Director

This deed is delivered on the day and year first before written.

EXECUTED AS A DEED BY

YANDEX N.V.

By:

/s/ Akrady Volozh

Authorised signatory

EXECUTED AND DELIVERED AS A DEED BY

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

Acting by two of its lawful Attorneys:

Attorney: /s/ Martin Olcese

Attorney:

In the presence of:

Witness name: /s/ Jonathan Rogers

Signature:

Address: One Canada Square, London E14 5AL